UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2020 (June 29, 2020)

TREND INNOVATIONS HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	38-4053064 (I.R.S. Employer Identification Number)

44A Gedimino avenue

Vilnius, 01110, Lithuania

T: +15404950016

Direct: +370.6263.5884

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ( )	Large accelerated filer ( )	Non-accelerated filer ( )	Smaller reporting company (X)

Item 8.01. Other Events.

Due to the outbreak of coronavirus disease 2019 (“COVID-19”), Trend Innovations Holding, Inc. (the “Company”) is filing this Current Report on Form 8-K to avail itself of an extension to file its Annual Report on Form 10-K for the quarterly period ended March 31, 2020 (the “Annual Report”), originally due on June 29, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding exemptions granted to certain public companies.

The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding COVID-19, which has spread throughout world. The Company’s business operations have been disrupted and the Company has been unable to timely prepare and review its unaudited condensed consolidated financial statements for the quarterly period ended March 31, 2020. Due to the quarantine restrictions in the EU, the operations of the Company’s Lithuanian subsidiary have been suspended which resulted in longer than normal review of the financial statements. The Company’s auditing firm, DylanFloyd Accounting & Consulting, also experienced troubles in reviewing the financial results of the Company’s activities and requesting additional information in a timely manner.

As such, the Company will be relying upon the 45-day grace period provided by the Order to delay filing of the Annual Report. The Company will file the Annual Report no later than August 13, 2020, 45 days after the original due date of the Annual Report.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 29, 2020	TREND INNOVATIONS HOLDING INC.

	By:	/s/	Natalija Tunevic
		Name:	Natalija Tunevic
		Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)